Air Transport Services Group Announces Second-Quarter Results
Revises 2013 Guidance to Reflect ACMI Services Outlook

WILMINGTON, OH, August 8, 2013 - Air Transport Services Group, Inc. (Nasdaq: ATSG), a leading provider of aircraft leasing, and air cargo transportation and related services, today reported consolidated financial results for the quarter ended June 30, 2013.
For the second quarter of 2013, compared with the second quarter of 2012:

▪	Revenues decreased 9.5 percent to $138.9 million.

▪
Net earnings from continuing operations decreased 38.4 percent to $6.9 million, or $0.11 per fully diluted share. Net earnings include a non-cash federal income tax provision. The company does not expect to pay significant federal income taxes until 2016.

▪
Adjusted EBITDA decreased 16.7 percent to $35.9 million. This non-GAAP financial measure is defined and reconciled to comparable GAAP results in a table at the end of this release. Second-quarter Adjusted EBITDA was negatively impacted by $4 million due to unanticipated regulatory certification and training requirements.

Joe Hete, President and Chief Executive Officer of ATSG, said, "Our second quarter results include substantial lost revenue and additional operating expenses in our ACMI Services operations, and in particular at Air Transport International (ATI). While our core business with DHL and other customers remains strong and profitable, we continue to face delays in achieving expense and revenue goals at ATI following its merger with its former affiliate airline in March. The losses were due in large part to unanticipated regulatory certification and training requirements that delayed the deployment of our Boeing 757 combi aircraft and reduced ATI's ability to provide flight crews for both contracted and ad-hoc operations.

“The effect of these issues has eased since early July, when the deployment of our first two 757 combis restored our combi fleet to full strength. We now have sufficient aircraft assets to meet our customer commitments, and anticipate achieving sequential improvement in our ACMI Services operations during the second half, while our aircraft leasing and other businesses continue to generate solid returns.”

First-half 2013 revenues decreased 5.6 percent to $282.2 million compared with the same 2012 period. Pre-tax earnings for the half decreased 14.7 percent to $24.7 million. Adjusted EBITDA, which excludes unrealized gains or losses on derivative instruments, decreased 5.1 percent to $73.3 million.

Segment Results

CAM (Aircraft Leasing)

CAM	Second Quarter First Half
($ in thousands)	2013	2012	2013	2012
Revenues	$39,362	$38,067	$78,331	$75,918
Pre-Tax Earnings	17,214	16,667	34,087	33,485

Fleet Developments:

▪
On June 30, 2013, ATSG owned 48 aircraft in serviceable condition - 20 leased to external customers and 28 leased to ATSG affiliate airlines. A table reflecting aircraft in service is included at the end of this release.

◦	The in-service fleet consisted of forty-one Boeing 767 freighters, four Boeing 757 freighters, two DC-8 combis (combined passenger and main-deck cargo aircraft) and one 757 combi.

◦	One 757 freighter and one 757 combi aircraft entered service during the second quarter. One DC-8 combi aircraft was retired during the quarter.

◦	Since the second quarter of 2012, CAM has retired six older freighters; four 727s and two DC-8s.

▪	Two Boeing 767-300s were in passenger-to-freighter conversion as of June 30, 2013.

▪	One other 757 combi entered service in July. Two more 757 combis will enter service in the second half, replacing the two remaining DC-8 combis.

ACMI Services

ACMI Services	Second Quarter First Half
($ in thousands)	2013	2012	2013	2012
Revenues
Airline services	$89,920	$101,020	$183,077	$197,362
Reimbursables	16,684	20,369	34,843	37,222
Total ACMI Services Revenues	106,604	121,389	217,920	234,584

Pre-Tax Loss	(9,093)	(1,582)	(14,497)	(9,797)

Significant Developments:

▪
Airline services revenues decreased $11.1 million as a result of fewer aircraft in revenue service, delayed aircraft certification, and flight crew shortages due primarily to additional regulatory requirements.

◦
ATI operated during late May and most of June with only two combi aircraft due to delayed 757 combi certification. As a result, ATI missed some scheduled combi flights and forfeited approximately $3 million in associated revenue until late June, when the first 757 combi entered revenue service. A second 757 combi entered service in early July, bringing the combi fleet to full strength at four, including two DC-8s.

◦
Unanticipated additional training was mandated for flight crews and other personnel of former airline CCIA as a condition of CCIA's merger with ATI, resulting in the forfeiture of another $3 million in additional revenue due to the lack of available crews, and increased training costs. Synergy-related expense reductions from the merger were minimal for the quarter, and will remain so through the balance of the year.

◦	The net effect of these certification delays and crew shortages on second-quarter pretax income was approximately $4 million.

▪	During the second quarter, one 757 freighter entered service with ATI, and four 767 freighters remained underutilized.

▪
Block hours decreased 17 percent during the second quarter, compared to the prior-year period. The decline in block hours was greater than the 11 percent decline in airline services revenues primarily because of fewer longer-range international operations this year.

Other Activities

Other Activities	Second Quarter First Half
($ in thousands)	2013	2012	2013	2012
Revenues	$26,951	$26,682	$53,205	$55,103
Pre-Tax Earnings	2,607	3,228	4,788	5,229

▪	Pre-tax earnings reflect a reduction in aircraft maintenance operations for third parties, but stronger results from management of U.S. Postal Service sorting facilities.

Outlook
ATSG's baseline outlook for Adjusted EBITDA for the second half of 2013 is a range of $82 to $87 million, which is consistent with a range of $155 to $160 million for the full year. This outlook includes approximately $10 million in reduced revenues and higher costs this year that will not recur in 2014, that are due to delays in ATI's combi transition program and regulatory delays affecting flight crew availability. The outlook does not include potential results from new business that may develop during the remainder of the year.

Hete said, "Our fundamental business strategy of acquiring and leasing out cargo aircraft remains sound, and our customer relationships are strong. We expect our aircraft leasing and other businesses to continue to generate good returns in the second half. We also anticipate restoring the profitability of our ACMI Services business in 2014 as we capture the full benefits of our 757 combi fleet investment and airline merger. We remain optimistic about the improving trends in the domestic and international markets we serve and will remain focused on rapidly completing all of the regulatory requirements we face, and deploying all of our available aircraft as markets improve."
Conference Call
ATSG will host a conference call on Friday, August 9, 2013, at 10:00 a.m. Eastern time to review its financial results for the second quarter of 2013. Participants should dial 888-895-5479 and international participants should dial 847-619-6250 ten minutes before the scheduled start of the call and ask for conference pass code 35347362. The call will also be webcast live (listen-only mode) via www.atsginc.com and www.earnings.com for individual investors, and via www.streetevents.com for institutional investors.

A replay of the conference call will be available by phone on Friday, August 9, 2013, beginning at 2:00 p.m. and continuing through noon on Friday, August 16, 2013, at 888-843-7419 (international callers 630-652-3042); use pass code 35347362#. The webcast replay will remain available via www.atsginc.com and www.earnings.com for 30 days.

About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including two airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Airborne Maintenance and Engineering Services, Inc. For more information, please see www.atsginc.com.

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group's ("ATSG's") actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services, the costs and timing associated with the modification and certification testing of Boeing 767 and Boeing 757 aircraft, the timing associated with the deployment of aircraft to customers, achievement of the benefits we anticipated from the merger of two of our airline businesses, our operating airlines' ability to maintain on-time service and control costs, and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact:
Quint O. Turner, ATSG Inc. Chief Financial Officer
937-382-5591

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
REVENUES	$138,904	$153,554	$282,183	$299,060

OPERATING EXPENSES
Salaries, wages and benefits	41,964	44,570	85,273	91,674
Fuel	12,440	14,084	26,801	27,924
Maintenance, materials and repairs	25,005	25,270	47,139	48,384
Depreciation and amortization	21,765	21,514	42,685	41,814
Rent	6,791	6,244	13,570	11,974
Travel	4,772	5,566	9,499	11,544
Landing and ramp	1,972	3,880	6,037	7,946
Insurance	1,396	1,826	2,907	3,836
Other operating expenses	8,630	8,998	17,690	18,560
	124,735	131,952	251,601	263,656

OPERATING INCOME	14,169	21,602	30,582	35,404
OTHER INCOME (EXPENSE)
Interest income	18	38	39	66
Interest expense	(3,554)	(3,671)	(6,686)	(7,218)
Unrealized gain on derivative instruments	452	202	742	662
	(3,084)	(3,431)	(5,905)	(6,490)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	11,085	18,171	24,677	28,914
INCOME TAX EXPENSE	(4,170)	(6,952)	(9,261)	(11,033)

EARNINGS FROM CONTINUING OPERATIONS	6,915	11,219	15,416	17,881

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	(1)	(160)	(2)	(390)
NET EARNINGS	$6,914	$11,059	$15,414	$17,491

EARNINGS PER SHARE - Basic
Continuing operations	$0.11	$0.18	$0.24	$0.28
Discontinued operations	—	(0.01)	—	—
NET EARNINGS PER SHARE	$0.11	$0.17	$0.24	$0.28

EARNINGS PER SHARE - Diluted
Continuing operations	$0.11	$0.17	$0.24	$0.28
Discontinued operations	—	—	—	(0.01)
NET EARNINGS PER SHARE	$0.11	$0.17	$0.24	$0.27

WEIGHTED AVERAGE SHARES
Basic	64,050	63,431	63,931	63,431
Diluted	64,859	64,393	64,692	64,383

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30,	December 31,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$20,932	$15,442
Accounts receivable, net of allowance of $601 in 2013 and $749 in 2012	43,840	47,858
Inventory	8,491	9,430
Prepaid supplies and other	7,584	8,855
Deferred income taxes	19,154	19,154
Aircraft and engines held for sale	2,716	3,360
TOTAL CURRENT ASSETS	102,717	104,099

Property and equipment, net	855,954	818,924
Other assets	20,419	20,462
Intangibles	5,021	5,146
Goodwill	86,980	86,980
TOTAL ASSETS	$1,071,091	$1,035,611

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$39,455	$36,521
Accrued salaries, wages and benefits	18,893	22,917
Accrued expenses	8,797	8,502
Current portion of debt obligations	23,426	21,265
Unearned revenue	10,408	10,311
TOTAL CURRENT LIABILITIES	100,979	99,516
Long term debt obligations	365,330	343,216
Post-retirement liabilities	169,858	185,097
Other liabilities	60,592	62,104
Deferred income taxes	56,806	46,422

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 75,000,000 shares authorized; 64,672,632 and 64,130,056 shares issued and outstanding in 2013 and 2012, respectively	647	641
Additional paid-in capital	523,706	523,087
Accumulated deficit	(91,772)	(107,185)
Accumulated other comprehensive loss	(115,055)	(117,287)
TOTAL STOCKHOLDERS’ EQUITY	317,526	299,256
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,071,091	$1,035,611

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
PRE-TAX EARNINGS AND ADJUSTED PRE-TAX EARNINGS SUMMARY
FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenues
CAM Leasing	$39,362	$38,067	$78,331	$75,918
ACMI Services
Airline services	89,920	101,020	183,077	197,362
Reimbursables	16,684	20,369	34,843	37,222
Total ACMI Services	106,604	121,389	217,920	234,584
Other Activities	26,951	26,682	53,205	55,103
Total Revenues	172,917	186,138	349,456	365,605
Eliminate internal revenues	(34,013)	(32,584)	(67,273)	(66,545)
Customer Revenues	$138,904	$153,554	$282,183	$299,060

Pre-tax Earnings (Loss) from Continuing Operations
CAM, inclusive of interest expense	17,214	16,667	34,087	33,485
ACMI Services	(9,093)	(1,582)	(14,497)	(9,797)
Other Activities	2,607	3,228	4,788	5,229
Net, unallocated interest expense	(95)	(344)	(443)	(665)
Net gain on derivative instruments	452	202	742	662
Total Pre-tax Earnings	$11,085	$18,171	$24,677	$28,914

Adjustments to Pre-tax Earnings
Less Net Gain on derivative instruments	(452)	(202)	(742)	(662)
Adjusted Pre-tax Earnings	$10,633	$17,969	$23,935	$28,252

Adjusted Pre-tax Earnings is defined as Earnings from Continuing Operations Before Income Taxes less derivative gains. Management uses Adjusted Pre-tax Earnings from Continuing Operations to assess the performance of its operating results among periods. Adjusted Pre-tax earnings from Continuing Operations is a non-GAAP financial measure and should not be considered an alternative to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
UNAUDITED ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Earnings from Continuing Operations Before Income Taxes	$11,085	$18,171	$24,677	$28,914
Interest Income	(18)	(38)	(39)	(66)
Interest Expense	3,554	3,671	6,686	7,218
Depreciation and Amortization	21,765	21,514	42,685	41,814
EBITDA from Continuing Operations	$36,386	$43,318	$74,009	$77,880
Less Net Gain on derivative instruments	(452)	(202)	(742)	(662)

Adjusted EBITDA from Continuing Operations	$35,934	$43,116	$73,267	$77,218

EBITDA and Adjusted EBITDA from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

EBITDA from Continuing Operations is defined as Earnings from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA from Continuing Operations is defined as EBITDA from Continuing Operations less derivative gains.

Management uses EBITDA from Continuing Operations as an indicator of the cash-generating performance of the operations of the Company. Management uses Adjusted EBITDA and Adjusted Pre-tax Earnings from Continuing Operations to assess the performance of its operating results among periods. EBITDA and Adjusted EBITDA from Continuing Operations, and Adjusted Pre-tax Earnings should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, or as an alternative measure of liquidity.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
IN-SERVICE AIRCRAFT FLEET

Aircraft Types
	December 31,			June 30,			December 31,
	2012			2013			2013 Projected
			Operating			Operating			Operating
	Total	Owned	Lease	Total	Owned	Lease	Total	Owned	Lease
B767-200	40	36	4	40	36	4	40	36	4
B767-300	7	5	2	7	5	2	9	7	2
B757-200	3	3	—	4	4	—	4	4	—
B757 Combi	—	—	—	1	1	—	4	4	—
DC-8 Combi	4	4	—	2	2	—	—	—	—
Total Aircraft In-Service	54	48	6	54	48	6	57	51	6

Owned Aircraft In Serviceable Condition
	December 31,			June 30,			December 31,
	2012			2013			2013 Projected

ATSG airlines		28			28			30-31
External customers		20			20			20-21
		48			48